EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS FIRST QUARTER 2015 RESULTS

CHICAGO, April 20, 2015 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2015 first quarter net income available to common stockholders of $32.1 million, or $0.43 per diluted common share, compared to $34.1 million, or $0.45 per diluted common share, last quarter and $20.0 million, or $0.36 per diluted common share, in the first quarter a year ago.

Highlights Include:

Operating Earnings Comparable to Prior Quarter and Up Significantly from One Year Ago

•
Operating earnings, which we define as earnings excluding non-core items, were $39.3 million for the first quarter of 2015 compared to $39.6 million last quarter and $21.5 million in the first quarter a year ago. A table reconciling net income, as reported to operating earnings is set forth below and in the “Non-GAAP Financial Information” section.

•	Annualized operating return on average assets increased to 1.11% for the first quarter of 2015 compared to 1.09% last quarter and 0.93% for the first quarter a year ago.

•
Our net interest margin on a fully tax equivalent basis, excluding the accretion on loans acquired in the Taylor Capital merger ("the Merger") declined one basis point from the prior quarter and two basis points from the first quarter of 2014.

•
Our core non-interest income grew from $79.4 million in the prior quarter to $81.4 million (+10.3% annualized) primarily as a result of higher leasing revenue. This increase was partially offset by lower mortgage revenue driven by a decline in the fair value of our mortgage servicing asset.

•	Merger related expenses incurred in the first quarter of 2015 of $8.1 million were primarily related to branch exit charges on facilities we closed in connection with the Merger.

The following table presents the calculation of operating earnings available to common stockholders:

	1Q15	4Q14	1Q14
(Dollars in thousands, except per share data)
Net income, as reported	$34,111	$36,125	$19,969
Less non-core items:
Net (loss) gain on investment securities	(460)	491	317
Net gain on sale of other assets	4	3,476	7
Merger related expenses	(8,069)	(6,494)	(680)
Prepayment fees on interest bearing liabilities	(85)	—	—
Loss on low to moderate income real estate investment	—	—	(2,028)
Contribution to MB Financial Charitable Foundation	—	(3,250)	—
Total non-core items	(8,610)	(5,777)	(2,384)
Income tax expense on non-core items	(3,417)	(2,314)	(855)
Non-core items, net of tax	(5,193)	(3,463)	(1,529)
Operating earnings	39,304	39,588	21,498
Dividends on preferred shares	2,000	2,000	—
Operating earnings available to common stockholders	$37,304	$37,588	$21,498
Diluted operating earnings per common share	$0.50	$0.50	$0.39
Weighted average common shares outstanding for diluted earnings per common share	75,164,716	75,130,331	55,265,188
Annualized operating return on average assets	1.11%	1.09%	0.93%

Balance Sheet Changes

•
Loan balances, excluding purchased credit-impaired and covered loans, decreased $137.8 million (-1.6%) during the first quarter of 2015 primarily due to seasonality in our customer activity. The first quarter is often the softest quarter from a loan growth perspective. Notably, commercial loan growth has been strong subsequent to the Merger, with balances increasing $194.0 million (+6.3%) from September 30, 2014.

•
Low cost deposits increased $290.5 million (+3.2%) during the first quarter of 2015 primarily due to strong non-interest bearing deposit flows. This growth allowed us to maintain our average cost of funds at 23 basis points during the first quarter of 2015 consistent with the prior quarter.

Credit Quality Metrics

•
Non-performing loans decreased by $3.8 million and potential problem loans increased by $52.1 million from December 31, 2014. Potential problem loans increased from a very low level due to normal rotation in the portfolio.

•	The ratio of non-performing loans to total loans improved to 0.93% at March 31, 2015 from 0.96% at December 31, 2014.

•	Our coverage ratio of allowance for loan and lease losses to non-performing loans improved to 136.18% at March 31, 2015 compared to 126.34% at December 31, 2014.

•
Provision for credit losses on legacy loans (loans excluding those acquired through the Merger) was a negative $550 thousand in the first quarter of 2015 compared to a provision of $2.5 million in the fourth quarter of 2014.

•
Taylor Capital related provision for credit losses was $5.5 million in the first quarter of 2015 compared to $7.3 million in the fourth quarter of 2014. These credit costs are a result of Taylor Capital loan renewals and needed reserves on Taylor Capital acquired loans in excess of the purchase loan discount. As expected, these credit costs largely offset the accretion on Taylor Capital non-purchased credit-impaired loans of $7.9 million in the first quarter of 2015 and $10.1 million in the fourth quarter of 2014.

RESULTS OF OPERATIONS

First Quarter Results

Net Interest Income

			Change from 4Q14 to 1Q15		Change from 1Q14 to 1Q15

	1Q15	4Q14		1Q14
(Dollars in thousands)
Net interest income - fully tax equivalent	$119,473	$126,057	-5.2%	$72,909	+63.9%
Net interest margin - fully tax equivalent	3.93%	4.01%	-0.08	3.64%	+0.29
Net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on Taylor Capital loans	3.62%	3.63%	-0.01	3.64%	-0.02

Reconciliations of net interest income - fully tax equivalent to net interest income, as reported, net interest margin - fully tax equivalent to net interest margin and net interest margin - fully tax equivalent, excluding acquisition accounting discount accretion on Taylor Capital loans to net interest margin are set forth in the tables in the "Net Interest Margin" section.

Net interest income on a fully tax equivalent basis decreased in the first quarter of 2015 compared to the prior quarter primarily due to fewer days in the first quarter and a $2.3 million decrease in accretion of the acquisition accounting discount recorded on loans acquired in the Merger.

Net interest income in the first quarter of 2015 included interest income of $8.6 million resulting from accretion of the acquisition accounting discount recorded on loans acquired in the Merger ($7.9 million for non-purchased credit-impaired loans and $628 thousand for purchased credit-impaired loans).

Net interest income in the fourth quarter of 2014 included interest income of $10.9 million resulting from accretion of the acquisition accounting discount recorded on loans acquired in the Merger ($10.1 million for non-purchased credit-impaired loans and $833 thousand for purchased credit-impaired loans).

See the supplemental net interest margin tables for further detail.

Non-interest Income (in thousands):

	1Q15	4Q14	3Q14	2Q14	1Q14
Core non-interest income:
Key fee initiatives:
Lease financing, net	$25,080	$18,542	$17,719	$14,853	$13,196
Mortgage banking revenue	24,544	29,080	16,823	187	59
Commercial deposit and treasury management fees	11,038	10,720	9,345	7,106	7,144
Trust and asset management fees	5,714	5,515	5,712	5,405	5,207
Card fees	3,927	3,900	3,836	3,304	2,701
Capital markets and international banking service fees	1,928	1,648	1,472	1,360	978
Total key fee initiatives	72,231	69,405	54,907	32,215	29,285
Consumer and other deposit service fees	3,083	3,335	3,362	3,156	2,935
Brokerage fees	1,678	1,350	1,145	1,356	1,325
Loan service fees	1,485	1,864	1,069	916	965
Increase in cash surrender value of life insurance	839	865	855	834	827
Other operating income	2,102	2,577	1,145	1,162	799
Total core non-interest income	81,418	79,396	62,483	39,639	36,136
Non-core non-interest income:
Net (loss) gain on investment securities	(460)	491	(3,246)	(87)	317
Net gain (loss) on sale of other assets	4	3,476	(7)	(24)	7
Gain on extinguishment of debt	—	—	1,895	—	—
Increase (decrease) in market value of assets held in trust for deferred compensation (1)	306	315	(38)	400	152
Total non-core non-interest income	(150)	4,282	(1,396)	289	476
Total non-interest income	$81,268	$83,678	$61,087	$39,928	$36,612

(1)	Resides in other operating income in the consolidated statements of income.

Core non-interest income for the first quarter of 2015 increased by $2.0 million, or 2.5%, to $81.4 million from the fourth quarter of 2014.

•	Leasing revenues increased due to higher fees, promotional revenue from the sale of third-party equipment maintenance contracts and improved lease residual realization.

•	Capital markets and international banking services fees increased due to higher swap, commercial real estate advisory and syndication fees.

•
Mortgage banking revenue decreased due to lower servicing income as a result of a decline in the fair value of the mortgage servicing asset primarily due to lower and more volatile interest rates during the first quarter of 2015.

Core non-interest income for the first quarter of 2015 increased by $45.3 million, or 125.3%, to $81.4 million from the first quarter of 2014.

•	Mortgage banking revenue increased due to the mortgage operations acquired through the Merger.

•	Leasing revenues increased due to higher fees and promotional revenue from the sale of third-party equipment maintenance contracts and higher lease residual realization.

•	Commercial deposit and treasury management fees increased due to new customer activity as well as the increased customer base as a result of the Merger.

•	Other operating income increased due to higher earnings from investments in Small Business Investment Companies.

•	Card fees increased due to a new payroll prepaid card program that started in the second quarter of 2014 as well as higher credit card fees.

•	Capital markets and international banking services fees increased due to higher swap, commercial real estate advisory and syndication fees.

•	Trust and asset management fees increased due to the addition of new customers and the impact of higher equity values.

Non-interest Expense (in thousands):

	1Q15	4Q14	3Q14	2Q14	1Q14
Core non-interest expense:(1)
Salaries and employee benefits	$84,447	$83,242	$65,271	$46,222	$44,121
Occupancy and equipment expense	12,763	13,757	11,314	9,504	9,592
Computer services and telecommunication expense	8,634	8,612	6,194	4,909	5,071
Advertising and marketing expense	2,446	2,233	1,973	2,113	1,991
Professional and legal expense	2,480	2,184	2,501	1,488	1,369
Other intangible amortization expense	1,518	1,617	1,470	1,174	1,240
Net loss (gain) recognized on other real estate owned (A)	888	(120)	1,348	204	122
Net (gain) loss recognized on other real estate owned related to FDIC transactions (A)	(273)	(27)	421	(13)	65
Other real estate expense, net (A)	281	433	409	337	396
Other operating expenses	18,276	18,514	13,577	11,108	9,220
Total core non-interest expense	131,460	130,445	104,478	77,046	73,187
Non-core non-interest expense: (1)
Merger related expenses (B)	8,069	6,494	27,161	488	680
Prepayment fees on interest bearing liabilities	85	—	—	—	—
Loss on low to moderate income real estate investment (C)	—	—	—	96	2,028
Contingent consideration - Celtic acquisition (C)	—	—	10,600	—	—
Contribution to MB Financial Charitable Foundation (C)	—	3,250	—	—	—
Increase (decrease) in market value of assets held in trust for deferred compensation (D)	306	315	(38)	400	152
Total non-core non-interest expense	8,460	10,059	37,723	984	2,860
Total non-interest expense	$139,920	$140,504	$142,201	$78,030	$76,047

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows:  A – Net (gain) loss recognized on other real estate owned and other related expense, B – See merger related expenses table below, C – Other operating expenses, D – Salaries and employee benefits.

Core non-interest expense increased by $1.0 million, or 0.8%, from the fourth quarter of 2014 to $131.5 million for the first quarter of 2015.

•	Salaries and employee benefits increased primarily due to commissions on higher leasing revenue and long term incentive expense.

•	Net loss on other real estate owned increased due to an unfavorable fair value adjustment on one property.

•	Occupancy and equipment expense decreased due to lower depreciation and rent expense as a result of exiting certain facilities in the first quarter of 2015.

Core non-interest expense increased by $58.3 million, or 79.6%, from the first quarter of 2014 to $131.5 million for the first quarter of 2015.

•	Salaries and employee benefits increased primarily due to the increased staff from the Merger.

•
Other operating expense increased primarily as a result of an increase in filing and other loan expense, higher FDIC assessments due to our larger balance sheet, higher currency delivery expenses related to new treasury management accounts for customers and clawback expense related to our loss share agreements with the FDIC.

•	Computer services and telecommunication expenses increased due primarily to the Merger as well as an increase in spending on IT security and our data warehouse.

•	Professional and legal expense increased due to higher consulting expense.

•	Occupancy and equipment expense increased due to the additional offices acquired in the Merger.

Non-core non-interest expense in the first quarter of 2015 was impacted by merger related expense primarily due to branch exit and facilities impairment charges resulting from closing nine banking centers and exiting other office facilities.

The following table presents the detail of the merger related expenses (dollars in thousands):

	1Q15	4Q14	3Q14	2Q14	1Q14
Merger related expenses:
Salaries and employee benefits	$33	$1,926	$14,259	$—	$104
Occupancy and equipment expense	177	301	428	14	—
Computer services and telecommunication expense	270	1,397	5,312	170	13
Advertising and marketing expense	—	84	262	108	90
Professional and legal expense	190	258	6,363	79	410
Branch exit and facilities impairment charges	7,391	2,270	—	—	—
Other operating expenses	8	258	537	117	63
Total merger related expenses	$8,069	$6,494	$27,161	$488	$680

Income Tax Expense

Income tax expense was $15.7 million for the first quarter of 2015 compared to $17.1 million for the fourth quarter of 2014. The decrease in income tax expense is primarily due to the $3.5 million decrease in income before taxes from $53.2 million in the fourth quarter of 2014 to $49.8 million in the first quarter of 2015.

Operating Segments

The Company's operations consist of three reportable operating segments: banking, leasing and mortgage banking. Our banking segment generates its revenues primarily from its lending and deposit gathering activities. Our leasing segment generates its revenues through lease originations and related services offered through the Company's leasing subsidiaries: LaSalle Systems Leasing, Inc., Celtic Leasing Corp. and Cole Taylor Equipment Finance. Our mortgage banking segment originates residential mortgage loans for sale to investors through its retail and third party origination channels. The mortgage banking segment also services residential mortgage loans owned by investors and the Company.

The following table presents summary financial information, adjusted for funds transfer pricing and internal allocations of certain expenses, for the reportable segments (in thousands):

	Banking	Leasing	Mortgage Banking	Non-core Items	Consolidated
Three months ended March 31, 2015
Net interest income	$104,126	$3,015	$6,254	$—	$113,395
Provision for credit losses	4,974	—	—	—	4,974
Net interest income after provision for credit losses	99,152	3,015	6,254	—	108,421
Non-interest income:
Lease financing, net	525	24,555	—	—	25,080
Mortgage origination fees	—	—	26,895	—	26,895
Mortgage servicing fees	—	—	(2,351)	—	(2,351)
Other non-interest income	31,448	648	4	(456)	31,644
Total non-interest income	31,973	25,203	24,548	(456)	81,268
Non-interest expense:
Salaries and employee benefits	52,682	10,789	21,282	33	84,786
Occupancy and equipment expense	10,454	833	1,476	177	12,940
Computer services and telecommunication expense	6,410	295	1,929	270	8,904
Professional and legal expense	1,568	307	605	190	2,670
Other operating expenses	16,151	1,432	5,638	7,399	30,620
Total non-interest expense	87,265	13,656	30,930	8,069	139,920
Income before income taxes	43,860	14,562	(128)	(8,525)	49,769
Income tax expense	13,345	5,747	(51)	(3,383)	15,658
Net income	$30,515	$8,815	$(77)	$(5,142)	$34,111
Three months ended December 31, 2014
Net interest income	$110,623	$3,007	$6,181	$—	$119,811
Provision for credit losses	9,743	—	—	—	9,743
Net interest income after provision for credit losses	100,880	3,007	6,181	—	110,068
Non-interest income:
Lease financing, net	662	17,880	—	—	18,542
Mortgage origination fees	—	—	18,716	—	18,716
Mortgage servicing fees	—	—	10,364	—	10,364
Other non-interest income	31,392	758	(61)	3,967	36,056
Total non-interest income	32,054	18,638	29,019	3,967	83,678
Non-interest expense:
Salaries and employee benefits	53,658	8,137	21,762	1,926	85,483
Occupancy and equipment expense	11,460	817	1,480	301	14,058
Computer services and telecommunication expense	6,480	337	1,795	1,397	10,009
Professional and legal expense	1,106	338	740	258	2,442
Other operating expenses	14,910	1,773	5,967	5,862	28,512
Total non-interest expense	87,614	11,402	31,744	9,744	140,504
Income before income taxes	45,320	10,243	3,456	(5,777)	53,242
Income tax expense	14,108	3,941	1,382	(2,314)	17,117
Net income	$31,212	$6,302	$2,074	$(3,463)	$36,125

Net income from our banking segment for the first quarter of 2015 was consistent compared to the prior quarter. Net interest income decreased due to fewer days in the first quarter and a decrease in accretion of the acquisition accounting discount recorded on loans acquired in the Merger. Net income was aided by a decrease in provision for credit losses.

Net income from our leasing segment for the first quarter of 2015 increased compared to the prior quarter. Lease financing revenues increased due to higher fees and promotional revenue from the sale of third-party equipment maintenance contracts and higher lease residual realization. This increase in revenues was partially offset by an increase in expense, primarily salaries and employee benefits, due to commissions on higher leasing revenue.

Net income from our mortgage segment for the first quarter of 2015 decreased compared to the prior quarter due to lower servicing income as a result of a decline in the fair value of the mortgage servicing asset primarily due to lower and more volatile interest rates during the first quarter of 2015 which impacted prepayment speeds.

The following table presents additional information regarding the mortgage banking segment (dollars in thousands):

	1Q15	4Q14	3Q14 (1)
Origination volume	$1,688,541	$1,511,909	$724,713
Refinance	61%	44%	35%
Purchase	39	56	65

Origination volume by channel:
Retail	18%	19%	18%
Third party	82	81	82

Mortgage servicing book (unpaid principal balance of loans serviced for others) at period end	$22,927,263	$22,479,008	$21,989,278
Mortgage servicing rights, recorded at fair value, at period end	219,254	235,402	241,391
Notional value of rate lock commitments, at period end	1,069,145	645,287	610,818

(1) For the 44 day period subsequent to the Merger.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$3,258,652	37%	$3,245,206	36%	$3,064,669	34%	$1,272,200	23%	$1,267,398	23%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,628,031	18	1,692,258	18	1,631,660	18	1,515,446	27	1,472,621	27
Commercial real estate	2,525,640	28	2,544,867	28	2,647,412	29	1,619,322	29	1,623,509	29
Construction real estate	184,105	2	247,068	3	222,120	3	116,996	2	132,997	2
Total commercial related credits	7,596,428	85	7,729,399	85	7,565,861	84	4,523,964	81	4,496,525	81
Other loans:
Residential real estate	505,558	5	503,287	5	516,834	6	309,234	6	309,137	5
Indirect vehicle	273,105	3	268,840	3	273,038	3	272,841	5	266,044	5
Home equity	241,078	3	251,909	3	262,977	3	245,135	4	258,120	5
Consumer loans	77,645	1	78,137	1	69,028	1	70,584	1	64,812	1
Total other loans	1,097,386	12	1,102,173	12	1,121,877	13	897,794	16	898,113	16
Total loans, excluding purchased credit-impaired and covered loans	8,693,814	97	8,831,572	97	8,687,738	97	5,421,758	97	5,394,638	97
Purchased credit-impaired and covered loans (1)	227,514	3	251,645	3	288,186	3	134,966	3	173,677	3
Total loans	$8,921,328	100%	$9,083,217	100%	$8,975,924	100%	$5,556,724	100%	$5,568,315	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that have been subject to loss-sharing agreements with the FDIC.

Our loan balances, excluding purchased credit-impaired and covered loans, decreased $137.8 million (-1.6%) during the first quarter of 2015 primarily due to seasonality in our customer activity. The first quarter is often the softest quarter from a loan growth perspective.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	1Q15		4Q14		3Q14		2Q14		1Q14
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$3,190,755	36%	$3,110,016	35%	$2,118,864	30%	$1,229,799	22%	$1,232,562	22%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,647,761	18	1,642,427	18	1,561,484	22	1,476,618	27	1,479,998	26
Commercial real estate	2,538,995	29	2,611,410	29	2,108,492	29	1,620,658	29	1,631,041	29
Construction real estate	191,257	2	232,679	3	170,017	2	133,557	2	140,920	3
Total commercial related credits	7,568,768	85	7,596,532	85	5,958,857	83	4,460,632	80	4,484,521	80
Other loans:
Residential real estate	493,366	5	503,211	5	405,589	6	309,848	6	311,466	5
Indirect vehicle	267,265	3	273,063	3	251,969	3	269,556	5	263,510	5
Home equity	246,537	3	256,933	3	274,841	4	252,891	5	263,283	5
Consumer loans	72,374	1	75,264	1	69,699	1	65,437	1	62,616	1
Total other loans	1,079,542	12	1,108,471	12	1,002,098	14	897,732	17	900,875	16
Total loans, excluding purchased credit-impaired and covered loans	8,648,310	97	8,705,003	97	6,960,955	97	5,358,364	97	5,385,396	96
Purchased credit-impaired and covered loans (1)	240,376	3	273,136	3	221,129	3	158,371	3	221,481	4
Total loans	$8,888,686	100%	$8,978,139	100%	$7,182,084	100%	$5,516,735	100%	$5,606,877	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that have been subject to loss-sharing agreements with the FDIC.

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale, purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and the Merger and other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Non-performing loans:
Non-accrual loans (1)	$81,571	$82,733	$97,580	$108,414	$118,023
Loans 90 days or more past due, still accruing interest	1,707	4,354	2,681	2,363	747
Total non-performing loans	83,278	87,087	100,261	110,777	118,770
Other real estate owned	21,839	19,198	18,817	20,306	20,928
Repossessed assets	160	93	126	73	772
Total non-performing assets	$105,277	$106,378	$119,204	$131,156	$140,470
Potential problem loans (2)	$107,703	$55,651	$51,690	$63,477	$68,785

Total allowance for loan losses	$113,412	$110,026	$102,810	$100,910	$106,752
Accruing restructured loans (3)	16,874	15,603	16,877	26,793	25,797
Total non-performing loans to total loans	0.93%	0.96%	1.12%	1.99%	2.13%
Total non-performing assets to total assets	0.73	0.73	0.82	1.34	1.49
Allowance for loan losses to non-performing loans	136.18	126.34	102.54	91.09	89.88

(1)
Includes $25.5 million, $25.8 million, $22.4 million, $14.5 million and $15.6 million of restructured loans on non-accrual status at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Accruing restructured loans consist primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

Potential problem loans increased in the first quarter of 2015 from a very low level primarily due to normal rotation in the portfolio.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions and the Merger) as of the dates indicated (in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Commercial and lease	$18,315	$20,058	$22,985	$36,807	$42,532
Commercial real estate	29,645	32,663	42,832	48,751	49,541
Construction real estate	337	337	337	337	782
Consumer related	34,981	34,029	34,107	24,882	25,915
Total non-performing loans	$83,278	$87,087	$100,261	$110,777	$118,770

The following table represents a summary of other real estate owned (excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Balance at the beginning of quarter	$19,198	$18,817	$20,306	$20,928	$23,289
Transfers in at fair value less estimated costs to sell	4,345	1,261	221	112	539
Acquired from business combination	—	—	4,720	—	—
Capitalized other real estate owned costs	270	—	—	—	—
Fair value adjustments	(922)	(34)	(2,083)	(286)	(140)
Net gains on sales of other real estate owned	34	154	735	82	18
Cash received upon disposition	(1,086)	(1,000)	(5,082)	(530)	(2,778)
Balance at the end of quarter	$21,839	$19,198	$18,817	$20,306	$20,928

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

	1Q15	4Q14	3Q14	2Q14	1Q14
Allowance for credit losses, balance at the beginning of period	$114,057	$106,912	$103,905	$108,395	$113,462
Allowance for unfunded credit commitments acquired through business combination	—	—	1,261	—	—
Utilization of allowance for unfunded credit commitments	—	—	(637)	—	—
Provision for credit losses - legacy	(550)	2,472	(1,600)	(1,950)	1,150
Provision for credit losses - acquired Taylor Capital loan portfolio renewals	5,524	7,271	4,709	—	—
Charge-offs:
Commercial loans	569	197	606	446	90
Commercial loans collateralized by assignment of lease payments (lease loans)	—	546	—	40	—
Commercial real estate	2,034	1,528	1,027	1,727	7,156
Construction real estate	3	4	5	14	56
Residential real estate	579	280	740	433	265
Home equity	444	1,381	566	817	619
Indirect vehicle	874	1,189	1,043	583	920
Consumer loans	424	885	497	590	495
Total charge-offs	4,927	6,010	4,484	4,650	9,601
Recoveries:
Commercial loans	242	869	564	696	1,628
Commercial loans collateralized by assignment of lease payments (lease loans)	749	384	425	130	—
Commercial real estate	1,375	741	2,227	567	485
Construction real estate	2	51	25	77	99
Residential real estate	72	661	4	6	519
Home equity	101	176	46	127	133
Indirect vehicle	475	453	402	439	442
Consumer loans	69	77	65	68	78
Total recoveries	3,085	3,412	3,758	2,110	3,384
Total net charge-offs	1,842	2,598	726	2,540	6,217
Allowance for credit losses	117,189	114,057	106,912	103,905	108,395
Allowance for unfunded credit commitments	(3,777)	(4,031)	(4,102)	(2,995)	(1,643)
Allowance for loan losses	$113,412	$110,026	$102,810	$100,910	$106,752
Total loans, excluding loans held for sale	$8,921,328	$9,083,217	$8,975,924	$5,556,724	$5,568,315
Average loans, excluding loans held for sale	8,888,686	8,978,139	7,182,084	5,516,735	5,606,877
Ratio of allowance for loan losses to total loans, excluding loans held for sale	1.27%	1.21%	1.15%	1.82%	1.92%
Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.08	0.11	0.04	0.18	0.45

The following table presents the three elements of the Company's allowance for loan losses as of the dates indicated (in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Commercial related loans:
General reserve	$88,425	$85,087	$76,604	$70,855	$75,695
Specific reserve	5,658	5,189	5,802	10,270	11,325
Consumer related reserve	19,329	19,750	20,404	19,785	19,732
Total allowance for loan losses	$113,412	$110,026	$102,810	$100,910	$106,752

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date without a carryover of the related allowance for loan and lease losses. These acquired loans are segregated into three types: pass rated loans with no discount attributable to credit quality, non-impaired loans with a discount attributable at least in part to credit quality and impaired loans with evidence of significant credit deterioration.

•
Pass rated loans (typically performing loans) are accounted for in accordance with ASC 310-20 "Nonrefundable Fees and Other Costs" as these loans do not have evidence of credit deterioration since origination.

•	Non-impaired loans (typically performing substandard loans) are accounted for in accordance with ASC 310-30 if they display at least some level of credit deterioration since origination.

•	Impaired loans (typically substandard loans on non-accrual status) are accounted for in accordance with ASC 310-30 as they display significant credit deterioration since origination.

For pass rated loans (non-purchased credit-impaired loans), the difference between the estimated fair value of the loans (computed on a loan by loan basis) and the principal outstanding is accreted over the remaining life of the loans. We anticipate recording a provision for the acquired portfolio in future quarters related to renewing Taylor Capital loans which will largely offset the accretion from the pass rated loans.

In accordance with ASC 310-30, for both purchased non-impaired loans and purchased impaired loans ("PCI loans"), the difference between contractually required payments at acquisition and the cash flows expected to be collected is referred to as the non-accretable difference. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Changes in the purchase accounting discount for loans acquired in the Merger were as follows for the three months ended March 31, 2015 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$31,041	$4,489	$61,776	$97,306
Charge-offs	(248)	—	—	(248)
Accretion	—	(628)	(7,948)	(8,576)
Balance at end of period	$30,793	$3,861	$53,828	$88,482

Changes in the purchase accounting discount for loans acquired in the Merger were as follows for the three months ended December 31, 2014 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$33,135	$5,322	$71,848	$110,305
Charge-offs	(2,094)	—	—	(2,094)
Accretion	—	(833)	(10,072)	(10,905)
Balance at end of period	$31,041	$4,489	$61,776	$97,306

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated(in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$66,070	$65,873	$65,829	$51,727	$51,836
States and political subdivisions	403,628	410,854	409,033	19,498	19,350
Mortgage-backed securities	856,933	908,225	1,006,102	797,783	726,439
Corporate bonds	252,042	259,203	267,239	275,529	273,853
Equity securities	10,751	10,597	10,447	10,421	10,572
Total fair value	$1,589,424	$1,654,752	$1,758,650	$1,154,958	$1,082,050

Amortized cost
Government sponsored agencies and enterprises	$64,411	$64,612	$64,809	$50,096	$50,291
States and political subdivisions	381,704	390,076	391,900	19,228	19,285
Mortgage-backed securities	841,727	899,523	999,630	786,496	717,548
Corporate bonds	250,543	259,526	265,720	271,351	272,490
Equity securities	10,587	10,531	10,470	10,414	10,703
Total amortized cost	$1,548,972	$1,624,268	$1,732,529	$1,137,585	$1,070,317

Unrealized gain, net
Government sponsored agencies and enterprises	$1,659	$1,261	$1,020	$1,631	$1,545
States and political subdivisions	21,924	20,778	17,133	270	65
Mortgage-backed securities	15,206	8,702	6,472	11,287	8,891
Corporate bonds	1,499	(323)	1,519	4,178	1,363
Equity securities	164	66	(23)	7	(131)
Total unrealized gain, net	$40,452	$30,484	$26,121	$17,373	$11,733

Securities held to maturity, at amortized cost:
States and political subdivisions	$764,931	$752,558	$760,674	$993,937	$940,610
Mortgage-backed securities	235,928	240,822	244,675	247,455	248,082
Total amortized cost	$1,000,859	$993,380	$1,005,349	$1,241,392	$1,188,692

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$4,290,499	39%	$4,118,256	37%	$3,807,448	34%	$2,605,367	34%	$2,435,868	32%
Money market and NOW	4,002,818	36	3,913,765	36	4,197,166	37	2,932,089	38	2,772,766	37
Savings	969,560	9	940,345	9	931,985	8	872,324	11	865,910	12
Total low cost deposits	9,262,877	84	8,972,366	82	8,936,599	79	6,409,780	83	6,074,544	81
Certificates of deposit:
Certificates of deposit	1,354,633	12	1,479,928	13	1,646,000	15	1,137,262	14	1,188,896	16
Brokered certificates of deposit	401,991	4	538,648	5	655,843	6	216,022	3	222,307	3
Total certificates of deposit	1,756,624	16	2,018,576	18	2,301,843	21	1,353,284	17	1,411,203	19
Total deposits	$11,019,501	100%	$10,990,942	100%	$11,238,442	100%	$7,763,064	100%	$7,485,747	100%

Non-interest bearing deposits grew by $172.2 million (+4.2%) during the first quarter of 2015. Total low cost deposits increased $290.5 million (+3.2%) to $9.3 billion at March 31, 2015 compared to the prior quarter primarily due to strong noninterest bearing deposit flows.

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	1Q15		4Q14		3Q14		2Q14		1Q14
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$4,199,948	38%	$4,072,797	36%	$3,175,512	34%	$2,476,396	33%	$2,372,866	32%
Money market and NOW	3,937,707	36	4,023,657	37	3,518,314	37	2,880,910	38	2,727,620	37
Savings	952,345	9	936,960	8	906,630	10	868,694	11	862,197	12
Total low cost deposits	9,090,000	83	9,033,414	81	7,600,456	81	6,226,000	82	5,962,683	81
Certificates of deposit:
Certificates of deposit	1,420,320	13	1,563,011	14	1,411,407	15	1,157,805	15	1,210,189	16
Brokered certificates of deposit	476,245	4	606,166	5	417,346	4	220,396	3	223,926	3
Total certificates of deposit	1,896,565	17	2,169,177	19	1,828,753	19	1,378,201	18	1,434,115	19
Total deposits	$10,986,565	100%	$11,202,591	100%	$9,429,209	100%	$7,604,201	100%	$7,396,798	100%

CAPITAL

Tangible book value per common share was $16.08 at March 31, 2015 compared to $15.74 last quarter and $16.43 a year ago.

Our regulatory capital ratios remain strong. MB Financial Bank, N.A. (the "Bank") was categorized as “well capitalized” at March 31, 2015 under the Prompt Corrective Action (“PCA”) provisions. The Company and Bank have implemented the changes required under the Basel III regulatory capital reform. The Bank would be categorized as "well capitalized" under the fully phased in rules.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (3) results of examinations by the Office of Comptroller of Currency, the Federal Reserve Board, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses or write-down assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (6) the possibility that our mortgage banking business may increase volatility in our revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market-place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(In thousands)

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
ASSETS
Cash and due from banks	$248,840	$256,804	$267,405	$294,475	$268,803
Interest earning deposits with banks	52,212	55,277	179,391	466,820	244,819
Total cash and cash equivalents	301,052	312,081	446,796	761,295	513,622
Federal funds sold	—	—	—	10,000	7,500
Investment securities:
Securities available for sale, at fair value	1,589,424	1,654,752	1,758,650	1,154,958	1,082,050
Securities held to maturity, at amortized cost	1,000,859	993,380	1,005,349	1,241,392	1,188,692
Non-marketable securities - FHLB and FRB Stock	87,677	75,569	75,569	51,432	51,432
Total investment securities	2,677,960	2,723,701	2,839,568	2,447,782	2,322,174
Loans held for sale	686,838	737,209	553,627	1,219	802
Loans:
Total loans, excluding purchased credit-impaired and covered loans	8,693,814	8,831,572	8,687,738	5,421,758	5,394,638
Purchased credit-impaired and covered loans	227,514	251,645	288,186	134,966	173,677
Total loans	8,921,328	9,083,217	8,975,924	5,556,724	5,568,315
Less: Allowance for loan losses	113,412	110,026	102,810	100,910	106,752
Net loans	8,807,916	8,973,191	8,873,114	5,455,814	5,461,563
Lease investments, net	159,191	162,833	137,120	127,194	122,589
Premises and equipment, net	234,077	238,377	243,814	224,245	221,711
Cash surrender value of life insurance	134,401	133,562	132,697	131,842	131,008
Goodwill	711,521	711,521	711,521	423,369	423,369
Other intangibles	36,488	38,006	39,623	21,014	22,188
Mortgage servicing rights, at fair value	219,254	235,402	241,391	344	378
Other real estate owned, net	21,839	19,198	18,817	20,306	20,928
Other real estate owned related to FDIC transactions	17,890	19,328	22,028	15,349	22,682
Other assets	319,883	297,690	244,481	178,918	166,789
Total assets	$14,328,310	$14,602,099	$14,504,597	$9,818,691	$9,437,303
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$4,290,499	$4,118,256	$3,807,448	$2,605,367	$2,435,868
Interest bearing	6,729,002	6,872,686	7,430,994	5,157,697	5,049,879
Total deposits	11,019,501	10,990,942	11,238,442	7,763,064	7,485,747
Short-term borrowings	615,231	931,415	667,160	229,809	189,872
Long-term borrowings	85,477	82,916	77,269	71,473	65,664
Junior subordinated notes issued to capital trusts	185,874	185,778	185,681	152,065	152,065
Accrued expenses and other liabilities	363,934	382,762	335,677	236,964	200,175
Total liabilities	12,270,017	12,573,813	12,504,229	8,453,375	8,093,523
Stockholders' Equity
Preferred stock	115,280	115,280	115,280	—	—
Common stock	754	751	751	553	553
Additional paid-in capital	1,268,851	1,267,761	1,265,050	742,824	740,245
Retained earnings	651,178	629,677	606,097	611,741	595,301
Accumulated other comprehensive income	26,101	20,356	18,431	13,034	10,362
Treasury stock	(5,277)	(6,974)	(6,692)	(4,295)	(4,132)
Controlling interest stockholders' equity	2,056,887	2,026,851	1,998,917	1,363,857	1,342,329
Noncontrolling interest	1,406	1,435	1,451	1,459	1,451
Total stockholders' equity	2,058,293	2,028,286	2,000,368	1,365,316	1,343,780
Total liabilities and stockholders' equity	$14,328,310	$14,602,099	$14,504,597	$9,818,691	$9,437,303

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)	1Q15	4Q14	3Q14	2Q14	1Q14
Interest income:
Loans:
Taxable	$98,846	$104,531	$79,902	$53,649	$53,946
Nontaxable	2,174	2,203	2,265	2,256	2,298
Investment securities:
Taxable	9,934	10,651	11,028	8,794	8,146
Nontaxable	9,113	9,398	9,041	8,285	8,067
Federal funds sold	—	2	14	4	5
Other interest earning accounts	62	62	211	277	113
Total interest income	120,129	126,847	102,461	73,265	72,575
Interest expense:
Deposits	4,645	4,889	4,615	3,754	3,769
Short-term borrowings	277	354	231	95	100
Long-term borrowings and junior subordinated notes	1,812	1,793	2,003	1,344	1,378
Total interest expense	6,734	7,036	6,849	5,193	5,247
Net interest income	113,395	119,811	95,612	68,072	67,328
Provision for credit losses	4,974	9,743	3,109	(1,950)	1,150
Net interest income after provision for credit losses	108,421	110,068	92,503	70,022	66,178
Non-interest income:
Lease financing, net	25,080	18,542	17,719	14,853	13,196
Mortgage banking revenue	24,544	29,080	16,823	187	59
Commercial deposit and treasury management fees	11,038	10,720	9,345	7,106	7,144
Trust and asset management fees	5,714	5,515	5,712	5,405	5,207
Card fees	3,927	3,900	3,836	3,304	2,701
Capital markets and international banking service fees	1,928	1,648	1,472	1,360	978
Consumer and other deposit service fees	3,083	3,335	3,362	3,156	2,935
Brokerage fees	1,678	1,350	1,145	1,356	1,325
Loan service fees	1,485	1,864	1,069	916	965
Increase in cash surrender value of life insurance	839	865	855	834	827
Net (loss) gain on investment securities	(460)	491	(3,246)	(87)	317
Net gain (loss) on sale of assets	4	3,476	(7)	(24)	7
Gain on early extinguishment of debt	—	—	1,895	—	—
Other operating income	2,408	2,892	1,107	1,562	951
Total non-interest income	81,268	83,678	61,087	39,928	36,612
Non-interest expense:
Salaries and employee benefits	84,786	85,483	79,492	46,622	44,377
Occupancy and equipment expense	12,940	14,058	11,742	9,518	9,592
Computer services and telecommunication expense	8,904	10,009	11,506	5,079	5,084
Advertising and marketing expense	2,446	2,317	2,235	2,221	2,081
Professional and legal expense	2,670	2,442	8,864	1,567	1,779
Other intangible amortization expense	1,518	1,617	1,470	1,174	1,240
Branch exit and facilities impairment charges	7,391	2,270	—	—	—
Net loss (gain) recognized on other real estate owned and other expense	896	286	2,178	528	583
Prepayment fees on interest bearing liabilities	85	—	—	—	—
Other operating expenses	18,284	22,022	24,714	11,321	11,311
Total non-interest expense	139,920	140,504	142,201	78,030	76,047
Income before income taxes	49,769	53,242	11,389	31,920	26,743
Income tax expense	15,658	17,117	4,488	8,814	6,774
Net income	34,111	36,125	6,901	23,106	19,969
Dividends on preferred shares	2,000	2,000	2,000	—	—
Net income available to common stockholders	$32,111	$34,125	$4,901	$23,106	$19,969

	1Q15	4Q14	3Q14	2Q14	1Q14
Common share data:
Basic earnings per common share	$0.43	$0.46	$0.08	$0.42	$0.37
Diluted earnings per common share	0.43	0.45	0.08	0.42	0.36
Weighted average common shares outstanding for basic earnings per common share	74,567,104	74,525,990	63,972,902	54,669,868	54,639,951
Weighted average common shares outstanding for diluted earnings per common share	75,164,716	75,130,331	64,457,978	55,200,054	55,265,188

Selected Financial Data:

	1Q15	4Q14	3Q14	2Q14	1Q14
Performance Ratios:
Annualized return on average assets	0.96%	0.99%	0.22%	0.97%	0.86%
Annualized operating return on average assets (1)	1.11	1.09	1.16	0.99	0.93
Annualized return on average common equity	6.78	7.12	1.21	6.86	6.07
Annualized operating return on average common equity (1)	7.87	7.84	8.29	6.98	6.53
Annualized cash return on average tangible common equity (2)	11.31	11.98	2.23	10.47	9.39
Annualized cash operating return on average tangible common equity (3)	13.09	13.16	13.19	10.66	10.08
Net interest rate spread	3.80	3.88	3.66	3.40	3.51
Cost of funds (4)	0.23	0.23	0.26	0.26	0.27
Efficiency ratio (5)	65.29	63.35	63.46	67.68	66.84
Annualized net non-interest expense to average assets (6)	1.40	1.39	1.35	1.55	1.58
Core non-interest income to revenues (7)	40.66	38.78	38.23	35.22	33.41
Net interest margin	3.73	3.81	3.56	3.26	3.36
Tax equivalent effect	0.20	0.20	0.22	0.27	0.28
Net interest margin - fully tax equivalent basis (8)	3.93	4.01	3.78	3.53	3.64
Loans to deposits	80.96	82.64	79.87	71.58	74.39
Asset Quality Ratios:
Non-performing loans (9) to total loans	0.93%	0.96%	1.12%	1.99%	2.13%
Non-performing assets (9) to total assets	0.73	0.73	0.82	1.34	1.49
Allowance for loan losses to non-performing loans (9)	136.18	126.34	102.54	91.09	89.88
Allowance for loan losses to total loans	1.27	1.21	1.15	1.82	1.92
Net loan charge-offs to average loans (annualized)	0.08	0.11	0.04	0.18	0.45
Capital Ratios:
Tangible equity to tangible assets (10)	9.73%	9.32%	9.17%	9.89%	10.07%
Tangible common equity to tangible assets (11)	8.89	8.49	8.34	9.89	10.07
Tangible common equity to risk weighted assets (12)	10.34	10.38	10.34	13.97	13.82
Total capital (to risk-weighted assets) (13)	13.53	13.62	13.60	17.18	17.09
Tier 1 capital (to risk-weighted assets) (13)	12.52	12.61	12.64	15.92	15.84
Common equity tier 1 capital (to risk-weighted assets) (13)	10.03	N/A	N/A	N/A	N/A
Tier 1 capital (to average assets) (13)	10.78	10.47	12.29	11.61	11.65
Book Value Per Share Data:
Book value per common share (14)	$25.86	$25.58	$25.09	$24.73	$24.37
Less: goodwill and other intangible assets, net of benefit, per common share	9.78	9.84	9.73	7.92	7.94
Tangible book value per common share (15)	$16.08	$15.74	$15.36	$16.81	$16.43

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible equity is computed by dividing net cash flow (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(5)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(7)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(8)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(9)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(10)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(11)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	2015 ratios reflect the new capital regulation changes required under the Basel III regulatory capital reform.

(14)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(15)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings; annualized operating return on average assets; core non-interest income; core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues); core non-interest expense; non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis; net interest margin on a fully tax equivalent basis; net interest margin on a fully tax equivalent basis excluding acquisition discount accretion on Taylor Capital loans; efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and contingent consideration expense, Merger related expenses, loss on low to moderate income real estate investment, prepayment fees on interest bearing liabilities, contribution to MB Financial Charitable Foundation and increase in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets and tangible common equity to tangible assets; tangible book value per common share; annualized operating return on average common equity; annualized cash return on average tangible common equity; and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, annualized operating return on average assets, annualized operating return on average common equity, annualized cash operating return on average tangible common equity, net interest margin on a fully tax equivalent basis excluding acquisition discount accretion on Taylor Capital loans, core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and, in the case of core and non-core non-interest income and non-interest expense, in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding contingent consideration expense, merger related expenses, loss on low to moderate income real estate investment, prepayment fees on interest bearing liabilities, contribution to MB Financial Charitable Foundation and increase in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—First Quarter Results.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Stockholders' equity - as reported	$2,058,293	$2,028,286	$2,000,368	$1,365,316	$1,343,780
Less: goodwill	711,521	711,521	711,521	423,369	423,369
Less: other intangible assets, net of tax benefit	23,717	24,704	25,755	13,659	14,422
Tangible equity	$1,323,055	$1,292,061	$1,263,092	$928,288	$905,989

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Total assets - as reported	$14,328,310	$14,602,099	$14,504,597	$9,818,691	$9,437,303
Less: goodwill	711,521	711,521	711,521	423,369	423,369
Less: other intangible assets, net of tax benefit	23,717	24,704	25,755	13,659	14,422
Tangible assets	$13,593,072	$13,865,874	$13,767,321	$9,381,663	$8,999,512

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Common stockholders' equity - as reported	$1,943,013	$1,913,006	$1,885,088	$1,365,316	$1,343,780
Less: goodwill	711,521	711,521	711,521	423,369	423,369
Less: other intangible assets, net of tax benefit	23,717	24,704	25,755	13,659	14,422
Tangible common equity	$1,207,775	$1,176,781	$1,147,812	$928,288	$905,989

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

	1Q15	4Q14	3Q14	2Q14	1Q14
Average common stockholders' equity - as reported	$1,922,151	$1,901,830	$1,613,375	$1,351,604	$1,335,223
Less: average goodwill	711,521	711,521	550,667	423,369	423,369
Less: average other intangible assets, net of tax benefit	24,157	25,149	19,734	13,990	14,758
Average tangible common equity	$1,186,473	$1,165,160	$1,042,974	$914,245	$897,096

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

	1Q15	4Q14	3Q14	2Q14	1Q14
Net income available to common stockholders - as reported	$32,111	$34,125	$4,901	$23,106	$19,969
Add: other intangible amortization expense, net of tax benefit	987	1,051	956	763	806
Net cash flow available to common stockholders	$33,098	$35,176	$5,857	$23,869	$20,775

The following table presents a reconciliation of net income to operating earnings (in thousands):

	1Q15	4Q14	3Q14	2Q14	1Q14
Net income - as reported	$34,111	$36,125	$6,901	$23,106	$19,969
Less non-core items:
Net (loss) gain on investment securities	(460)	491	(3,246)	(87)	317
Net gain (loss) on sale of other assets	4	3,476	(7)	(24)	7
Gain on extinguishment of debt	—	—	1,895	—	—
Merger related expenses	(8,069)	(6,494)	(27,161)	(488)	(680)
Prepayment fees on interest bearing liabilities	(85)	—	—	—	—
Loss on low-income housing investment	—	—	—	(96)	(2,028)
Contingent consideration expense - Celtic acquisition	—	—	(10,600)	—	—
Contribution to MB Financial Charitable Foundation	—	(3,250)	—	—	—
Total non-core items	(8,610)	(5,777)	(39,119)	(695)	(2,384)
Income tax expense on non-core items	(3,417)	(2,314)	(10,295)	(266)	(855)
Non-core items, net of tax	(5,193)	(3,463)	(28,824)	(429)	(1,529)
Operating earnings	$39,304	$39,588	$35,725	$23,535	$21,498

Efficiency Ratio Calculation (Dollars in Thousands)

	1Q15	4Q14	3Q14	2Q14	1Q14
Non-interest expense	$139,920	$140,504	$142,201	$78,030	$76,047
Less merger related expenses	8,069	6,494	27,161	488	680
Less prepayment fees on interest bearing liabilities	85	—	—	—	—
Less loss on low to moderate income real estate investment	—	—	—	96	2,028
Less contingent consideration expense	—	—	10,600	—	—
Less contribution to MB Financial Charitable Foundation	—	3,250	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	306	315	(38)	400	152
Non-interest expense - as adjusted	$131,460	$130,445	$104,478	$77,046	$73,187

Net interest income	$113,395	$119,811	$95,612	$68,072	$67,328
Tax equivalent adjustment	6,078	6,246	6,087	5,677	5,581
Net interest income on a fully tax equivalent basis	119,473	126,057	101,699	73,749	72,909
Plus non-interest income	81,268	83,678	61,087	39,928	36,612
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	452	466	460	449	445
Less net (loss) gain on investment securities	(460)	491	(3,246)	(87)	317
Less net gain (loss) on sale of other assets	4	3,476	(7)	(24)	7
Less gain on extinguishment of debt	—	—	1,895	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	306	315	(38)	400	152
Net interest income plus non-interest income - as adjusted	$201,343	$205,919	$164,642	$113,837	$109,490
Efficiency ratio	65.29%	63.35%	63.46%	67.68%	66.84%
Efficiency ratio (without adjustments)	71.88%	69.05%	90.75%	72.25%	73.16%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	1Q15	4Q14	3Q14	2Q14	1Q14
Non-interest expense	$139,920	$140,504	$142,201	$78,030	$76,047
Less merger related expenses	8,069	6,494	27,161	488	680
Less prepayment fees on interest bearing liabilities	85	—	—	—	—
Less loss on low to moderate income real estate investment	—	—	—	96	2,028
Less contingent consideration expense	—	—	10,600	—	—
Less contribution to MB Financial Charitable Foundation	—	3,250	—	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	306	315	(38)	400	152
Non-interest expense - as adjusted	131,460	130,445	104,478	77,046	73,187

Non-interest income	81,268	83,678	61,087	39,928	36,612
Less net (loss) gain on investment securities	(460)	491	(3,246)	(87)	317
Less net gain (loss) on sale of other assets	4	3,476	(7)	(24)	7
Less gain on extinguishment of debt	—	—	1,895	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	306	315	(38)	400	152
Non-interest income - as adjusted	81,418	79,396	62,483	39,639	36,136
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	452	466	460	449	445
Net non-interest expense	$49,590	$50,583	$41,535	$36,958	$36,606
Average assets	$14,363,244	$14,466,066	$12,206,014	$9,575,896	$9,367,942
Annualized net non-interest expense to average assets	1.40%	1.39%	1.35%	1.55%	1.58%
Annualized net non-interest expense to average assets (without adjustments)	1.66%	1.56%	2.64%	1.60%	1.71%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

	1Q15	4Q14	3Q14	2Q14	1Q14
Non-interest income	$81,268	$83,678	$61,087	$39,928	$36,612
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	452	466	460	449	445
Less net (loss) gain on investment securities	(460)	491	(3,246)	(87)	317
Less net gain (loss) on sale of other assets	4	3,476	(7)	(24)	7
Less gain on extinguishment of debt	—	—	1,895	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	306	315	(38)	400	152
Non-interest income - as adjusted	$81,870	$79,862	$62,943	$40,088	$36,581

Net interest income	$113,395	$119,811	$95,612	$68,072	$67,328
Tax equivalent adjustment	6,078	6,246	6,087	5,677	5,581
Net interest income on a fully tax equivalent basis	119,473	126,057	101,699	73,749	72,909
Plus non-interest income	81,268	83,678	61,087	39,928	36,612
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	452	466	460	449	445
Less net (loss) gain on investment securities	(460)	491	(3,246)	(87)	317
Less net gain (loss) on sale of other assets	4	3,476	(7)	(24)	7
Less gain on extinguishment of debt	—	—	1,895	—	—
Less increase (decrease) in market value of assets held in trust for deferred compensation	306	315	(38)	400	152
Total revenue - as adjusted and on a fully tax equivalent basis	$201,343	$205,919	$164,642	$113,837	$109,490

Total revenue - unadjusted	$194,663	$203,489	$156,699	$108,000	$103,940

Core non-interest income to revenues ratio	40.66%	38.78%	38.23%	35.22%	33.41%
Non-interest income to revenues ratio (without adjustments)	41.75%	41.12%	38.98%	36.97%	35.22%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	1Q15			1Q14			4Q14
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$658,169	$5,785	3.52%	$294	$—	—%	$604,196	$5,850	3.87%
Loans (1) (2) (3):
Commercial related credits
Commercial	3,190,755	32,623	4.09	1,232,562	12,312	4.00	3,110,016	34,609	4.35
Commercial loans collateralized by assignment of lease payments	1,647,761	15,438	3.75	1,479,998	14,319	3.87	1,642,427	15,280	3.72
Real estate commercial	2,538,995	27,548	4.34	1,631,041	17,332	4.25	2,611,410	30,249	4.53
Real estate construction	191,257	4,081	8.54	140,920	1,278	3.63	232,679	3,996	6.72
Total commercial related credits	7,568,768	79,690	4.21	4,484,521	45,241	4.04	7,596,532	84,134	4.33
Other loans
Real estate residential	493,366	5,028	4.08	311,466	2,992	3.84	503,211	4,897	3.89
Home equity	246,537	2,468	4.06	263,283	2,712	4.18	256,933	2,711	4.19
Indirect	267,265	3,485	5.29	263,510	3,391	5.22	273,063	3,660	5.32
Consumer loans	72,374	797	4.47	62,616	676	4.38	75,264	785	4.14
Total other loans	1,079,542	11,778	4.42	900,875	9,771	4.40	1,108,471	12,053	4.31
Total loans, excluding purchased credit-impaired and covered loans	8,648,310	91,468	4.29	5,385,396	55,012	4.14	8,705,003	96,187	4.38
Purchased credit-impaired and covered loans	240,376	4,937	8.33	221,481	2,470	4.52	273,136	5,883	8.55
Total loans	8,888,686	96,405	4.40	5,606,877	57,482	4.16	8,978,139	102,070	4.51
Taxable investment securities	1,556,530	9,934	2.55	1,384,371	8,146	2.35	1,649,937	10,651	2.58
Investment securities exempt from federal income taxes (3)	1,126,133	14,021	4.98	935,863	12,410	5.30	1,144,497	14,458	5.05
Federal funds sold	16	—	—	5,889	5	0.34	551	2	0.71
Other interest earning deposits	102,346	62	0.25	187,049	113	0.25	105,446	62	0.23
Total interest earning assets	$12,331,880	$126,207	4.15%	$8,120,343	$78,156	3.90%	$12,482,766	$133,093	4.23%
Non-interest earning assets	2,031,364			1,247,599			1,983,300
Total assets	$14,363,244			$9,367,942			$14,466,066
Interest Bearing Liabilities:
Core funding:
Money market and NOW deposits	$3,937,707	$1,595	0.16%	$2,727,620	$848	0.13%	$4,023,657	$1,600	0.16%
Savings deposits	952,345	120	0.05	862,197	109	0.05	936,960	118	0.05
Certificates of deposit	1,420,320	1,452	0.42	1,210,189	1,174	0.40	1,563,011	1,537	0.39
Customer repurchase agreements	245,875	119	0.20	190,466	96	0.20	241,653	119	0.20
Total core funding	6,556,247	3,286	0.20	4,990,472	2,227	0.18	6,765,281	3,374	0.20
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	476,245	1,478	1.26	223,926	1,638	2.97	606,166	1,634	1.07
Other borrowings	731,688	1,970	1.08	231,805	1,382	2.38	688,418	2,028	1.15
Total wholesale funding	1,207,933	3,448	1.12	455,731	3,020	2.38	1,294,584	3,662	1.08
Total interest bearing liabilities	$7,764,180	$6,734	0.35%	$5,446,203	$5,247	0.39%	$8,059,865	$7,036	0.35%
Non-interest bearing deposits	4,199,948			2,372,866			4,072,797
Other non-interest bearing liabilities	361,685			213,650			316,294
Stockholders' equity	2,037,431			1,335,223			2,017,110
Total liabilities and stockholders' equity	$14,363,244			$9,367,942			$14,466,066
Net interest income/interest rate spread (4)		$119,473	3.80%		$72,909	3.51%		$126,057	3.88%
Taxable equivalent adjustment		6,078			5,581			6,246
Net interest income, as reported		$113,395			$67,328			$119,811
Net interest margin (5)			3.73%			3.36%			3.81%
Tax equivalent effect			0.20%			0.28%			0.20%
Net interest margin on a fully tax equivalent basis (5)			3.93%			3.64%			4.01%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The table below reflects the impact the acquisition accounting loan discount accretion on Taylor Capital loans had on the loan yield and net interest margin on a fully tax equivalent basis for the three months ended March 31, 2015 and December 31, 2014 (dollars in thousands):

	Three months ended			Three months ended
	March 31, 2015			December 31, 2014
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on Taylor Capital loans:
Total loans, as reported	$8,888,686	$96,405	4.40%	$8,978,139	$102,070	4.51%
Less acquisition accounting discount accretion on non-PCI loans	(57,802)	7,948		(65,975)	10,082
Less acquisition accounting discount accretion on PCI loans	(35,092)	628		(37,534)	833
Total loans, excluding acquisition accounting discount accretion on Taylor Capital loans	$8,981,580	$87,829	3.97%	$9,081,648	$91,155	3.98%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on Taylor Capital loans:
Total interest earning assets, as reported	$12,331,880	$119,473	3.93%	$12,482,766	$126,057	4.01%
Less acquisition accounting discount accretion on non-PCI loans	(57,802)	7,948		(65,975)	10,082
Less acquisition accounting discount accretion on PCI loans	(35,092)	628		(37,534)	833
Total interest earning assets, excluding acquisition accounting discount accretion on Taylor Capital loans	$12,424,774	$110,897	3.62%	$12,586,275	$115,142	3.63%

Provision for credit losses will be recognized on acquired Taylor Capital loans as they renew and will largely offset the positive impact of the loan discount accretion on non-purchased credit-impaired loans. During the first quarter of 2015 and fourth quarter of 2014, a provision for credit losses of approximately $5.5 million and $7.3 million, respectively, was recorded related to acquired Taylor Capital loans.

The table below reflects the impact the acquisition accounting loan discount accretion and provision for credit losses on Taylor Capital loans had earnings for the three months ended March 31, 2015 and December 31, 2014 (dollars in thousands):

	1Q15	4Q14
Acquisition accounting discount accretion on acquired loans	$8,576	$10,915
Provision for credit losses on acquired loans	5,524	7,271
Earnings impact of discount accretion and merger related provision	3,052	3,644
Tax expense	1,211	1,467
Earnings impact of discount accretion and merger related provision, net of tax	$1,841	$2,177